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STARWOOD ANNOUNCES FILING OF FORM 10 FOR PLANNED SPIN-OFF OF
VACATION OWNERSHIP BUSINESS

New Public Company to be Named Vistana Signature Experiences;
Builds on Vacation Ownership Business’ Rich 35-Year History

Spin-off Expected to be Complete by Year-End 2015

STAMFORD, Conn. (June 16, 2015) ? Starwood Hotels & Resorts Worldwide, Inc. (NYSE:HOT) today announced a key milestone toward the planned spin-off of its vacation ownership business into a separate publicly traded company. Starwood Vacation Ownership (SVO), which will be named Vistana Signature Experiences, Inc. upon completion of the spin-off transaction, has filed an initial Form 10 Registration Statement (Form 10) with the U.S. Securities and Exchange Commission. The spin-off will be effected through a pro rata distribution of the new entity’s stock to Starwood stockholders, and is expected to be completed in the fourth quarter of 2015.

Adam Aron, Starwood’s Chief Executive Officer on an interim basis, said: “Today’s filing is a pivotal step toward the planned spin-off of our vacation ownership business, which will allow us to continue participating in the timeshare industry while seeking to create stockholder value for both companies. The spin-off will also further advance our asset light strategy with the planned contribution of five Starwood-owned resort assets to create future timeshare inventory for the stand-alone company.”

SVO, previously known as Vistana, has a rich history, opening its doors in 1980 with the debut of what was then Vistana Resort in Orlando, FL. After many years of success and growth, the company was acquired by Starwood in 1999 and later renamed Starwood Vacation Ownership to build on its heritage and expand its collection of villa resorts under the Westin® and Sheraton® brands. Today, SVO is a premier provider of upper upscale leisure travel and vacation ownership products, with resorts in the most desirable destinations throughout the U.S., Hawai‘i, Mexico and the Caribbean.

Following completion of the spin-off transaction, Vistana Signature Experiences will initially encompass nineteen vacation ownership resorts and three fractional residence properties with additional hotel asset inventory expected to be transferred from Starwood as part of the transaction. Owners will continue to enjoy privileged access to the industry-leading SPG program, providing a world-class portfolio of resorts for the loyal SVO owner base.

“As we continue to work toward the successful launch of our company, we’re pleased to unveil our corporate name, Vistana Signature Experiences, which will take effect upon completion of the spin-off,” said Matthew Avril, Chief Executive Officer-Elect of Vistana Signature Experiences. “This new yet familiar name builds on our 35-year history and recognized reputation for excellence. While our name is familiar, our new look represents the exciting future opportunities that exist for our owners, associates, guests and investors as we continue to deliver exceptional experiences that our travelers have come to expect.”

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Avril continued: “Vistana captures the essence of who we are: a forward-looking company that empowers travelers to expand their travel horizons, and see the world in new and unexpected ways. Signature Experiences speaks to what our customers expect from us and what we deliver—personalized travel experiences that are unique and memorable. Vistana Signature Experiences will complement the strength of the iconic Westin and Sheraton brands and the power of the SPG program—all of which resonate and connect with our owners and guests.”

We invite you to preview a video introducing Vistana Signature Experiences by clicking here http://www.starwoodvacationnetwork.com/news.

The spin-off remains subject to the approval of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. and the satisfaction of certain other customary conditions, including the effectiveness of the Form 10 Registration Statement. Starwood may, at any time until the closing of the separation, decide to abandon, modify or change the terms of the separation.

Starwood has retained Citigroup Global Markets Inc. and Credit Suisse as financial advisers and Latham & Watkins LLP as legal counsel to advise on the planned spin-off.

A copy of the Form 10 Registration Statement is available on the investor relations section of Starwood’s website, http://www.starwoodhotels.com/corporate/about/investor/index.html.

About Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, Element® and the recently introduced Tribute Portfolio™. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. For more information, please visit www.starwoodhotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission and in the Form 10. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units or that the spin-off will be consummated by the end of 2015 or will ultimately be consummated at all.

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